   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2000


                                                      REGISTRATION NO. 333-44542
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              THE SHAW GROUP INC.
          (and certain subsidiaries identified in footnote (*) below)
             (Exact name of registrant as specified in its charter)

                     LOUISIANA                                          72-1106167
           (State or other jurisdiction                              (I.R.S. Employer
         of incorporation or organization)                          Identification No.)

                                                                      GARY P. GRAPHIA
            8545 UNITED PLAZA BOULEVARD                        SECRETARY AND GENERAL COUNSEL
           BATON ROUGE, LOUISIANA 70809                             THE SHAW GROUP INC.
                  (225) 932-2500                                8545 UNITED PLAZA BOULEVARD
(Address, including zip code, and telephone number,            BATON ROUGE, LOUISIANA 70809
  including area code, of Registrant's principal                      (225) 932-2500
                executive offices)                   (Name, address, including zip code, and telephone
                                                    number, including area code, of agent for service)

                                    Copy to:

                                DAVID P. OELMAN
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), may determine.


                                                         (footnote on next page)


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--------------------------------------------------------------------------------

(*) The following subsidiaries of The Shaw Group are co-registrants and are incorporated or organized in the states and have the I.R.S. Employer Identification Numbers indicated: ACL Piping, Inc., a Texas corporation (Applied For); Associated Valve, Inc., a Louisiana corporation (72-1326322); B.F. Shaw, Inc., a South Carolina corporation (72-1106168); C.B.P. Engineering Corp., an Illinois corporation (36-2860678); Eagle Industries, Inc., a Louisiana corporation (72-1161160); Gulf Coast Equipment Rental, Inc., a Louisiana corporation (72-1322884) IRM/NAPTech Joint Venture, L.L.C., a Utah limited liability company (87-0558513); Lone Star Fabricators, Inc., a Texas corporation (72-1156855); NAPTech PS Corporation, a Utah corporation (87-0520790); Prospect Industries (Holdings) Inc., a Delaware corporation (36-2860679); SAON Properties, Inc., a Louisiana corporation (72-1362486); Secorp, Inc., a Louisiana corporation (72-1212032); Shaw Alloy Piping Products, Inc., a Louisiana corporation (72-0742268); Shaw Constructors, Inc., a Louisiana corporation (72-0944168); Shaw Energy Services, Inc., a Louisiana corporation (72-1412476); Shaw Fabricators, Inc., a Louisiana corporation (62-1718401); Shaw Fronek A/DE, Inc., a Louisiana corporation (72-1326466); Shaw-Fronek Company, Inc., a Delaware corporation (72-1266939); Shaw Fronek Fabrication, Inc., a Texas corporation (72-1266940); Shaw Fronek Power Services, Inc., a Louisiana corporation (72-1348302); Shaw FVF, Inc., a Louisiana corporation (72-1135365); Shaw GRP of California, a California corporation (Applied
    For); Shaw Industrial Supply Co., Inc., a Louisiana corporation (72-130139); Shaw International, Inc., a Louisiana corporation (72-1237437); Shaw Maintenance, Inc., a Louisiana corporation (72-7360032); Shaw Managed Services, Inc., a Louisiana corporation (72-1345961); Shaw Manufacturing and Services, Inc., a Louisiana corporation (72-1405018); Shaw NAPTech, Inc., a Delaware corporation (87-0492102); Shaw Pipe Shields, Inc., a California corporation (94-1682925); Shaw Process Fabricators, Inc., a Louisiana corporation (72-1080769); Shaw Power Services, Inc., a Louisiana corporation (72-1338077); Shaw Process and Industrial Group, Inc., a Louisiana corporation (72-1405017); Shaw Services Inc., a Louisiana corporation (72-1461804); Shaw Sunland Fabricators, Inc., a Louisiana corporation (72-1229935); Shaw Word Industries Fabricators, Inc., an Oklahoma corporation (73-1486975); Welding Technology & Supply, Inc., an Oklahoma corporation (73-1503512); Worldwide Industrial Constructors Inc., a Louisiana corporation (73-1349418); Shaw Capital, Inc., a Nevada corporation (88-0441288); Shaw Connex, Inc., a Delaware corporation (31-1333038); Shaw Global Energy Services, Inc., a Louisiana corporation (72-0962273); Shaw JV Holdings, Inc., a Louisiana corporation (Applied For); Stone & Webster Asia, Inc., a Louisiana corporation (Applied For); Stone & Webster Construction, Inc., a Louisiana corporation (Applied For): Stone & Webster Holding One, Inc., a Louisiana corporation (72-1478573); Stone & Webster Holding Two, Inc., a Louisiana corporation (72-1478616); Stone & Webster Inc., a Louisiana corporation (72-1478572); SWINC Acquisition Four, Inc., a Louisiana corporation (72-1478641); Stone & Webster International, Inc., a Louisiana corporation (72-1481348); Stone & Webster Purchasing, Inc., a Louisiana corporation (72-1481778); SWINC Acquisition Five, L.L.C., a Louisiana limited liability company (72-1479284); Field Services, Inc., a Louisiana corporation (Applied For).

PROSPECTUS


                                  $400,000,000



                           [THE SHAW GROUP INC. LOGO]



                                DEBT SECURITIES



                                PREFERRED STOCK



                                  COMMON STOCK



                                    WARRANTS


                             ----------------------

     We may offer and sell the securities listed above with an aggregate offering price up to $400.0 million in connection with this prospectus. We will provide specific terms of these offerings and securities in supplements to this prospectus, including whether the debt securities are guaranteed by all of our subsidiaries.

     The selling shareholders may offer and sell from time to time up to 2,231,773 shares of our common stock in connection with this prospectus. Unless otherwise provided in a prospectus supplement, we do not expect to receive any proceeds from the sale of shares by any selling shareholder.

                             ----------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


     This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

                             ----------------------


                  This prospectus is dated September 13, 2000.

                               TABLE OF CONTENTS


About This Prospectus.......................................     2
Where You Can Find More Information.........................     2
Forward-Looking Statements..................................     3
The Company.................................................     3
Use of Proceeds.............................................     4
Ratios of Earnings to Fixed Charges and Earnings to Fixed
  Charges Plus Dividends....................................     4
Description of Debt Securities..............................     4
Description of Capital Stock................................    17
Depositary Shares...........................................    22
Description of Warrants.....................................    24
Selling Shareholders........................................    25
Plan of Distribution........................................    25
Legal Matters...............................................    27
Experts.....................................................    27


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400.0 million. In addition, three selling shareholders may sell a specified number of shares of our common stock as described elsewhere in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file such information with the New York Stock Exchange. Such reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Section 13(a), 13(c), 14 or

15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until we sell all of the securities or we terminate this offering:

     - Our Annual Report on Form 10-K, as amended, for the year ended August 31, 1999;

     - Our Quarterly Report on Form 10-Q for the quarter ended November 30,
       1999;

     - Our Quarterly Report on Form 10-Q, as amended, for the quarter ended February 29, 2000;

     - Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2000;

     - Our Current Report on Form 8-K, filed with the SEC on September 22, 1999;


     - Our Current Report on Form 8-K, filed with the SEC on July 28, 2000;



     - Our Current Report on Form 8-K, filed with the SEC on September 13, 2000; and


     - The description of our common stock contained in our Form 8-A dated September 26, 1996, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address:

     The Shaw Group Inc.
     8545 United Plaza Boulevard
     Baton Rouge, Louisiana 70809
     (225) 932-2500

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot assure you that these expectations will prove to have been correct. These forward-looking statements are subject to significant risks, uncertainties, and assumptions, most of which are beyond our control.

     We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                  THE COMPANY

     We are the world's only engineering, procurement and construction provider with fully integrated piping systems capabilities. As the largest supplier of fabricated piping systems in the United States, we provide engineering and design, pipe fabrication, construction and maintenance services, and manufacture specialty pipe fittings and supports for the power generation, chemical processing, crude oil refining, petrochemical processing and oil and gas exploration and production industries. Additionally, Stone & Webster, Inc., a Shaw Group company, is a leading global provider of engineering, procurement, construction, consultation and environmental services for the power generation, process, governmental, and industrial markets. We have offices and operations in North America, South America, Europe, the Middle

East and Asia-Pacific and employ more than 13,000 engineers, project managers, technology professionals, craft workers and other professionals.

     Our principal executive offices are located at 8545 United Plaza Boulevard, Baton Rouge, Louisiana 70809, and our telephone number there is (225) 932-2500.

     Additional information concerning us and our subsidiaries is included in our reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, additions to our working capital, capital expenditures and potential future acquisitions.

     Unless otherwise provided in a prospectus supplement, we do not expect to receive any proceeds from the sale of our common stock by the selling shareholders. A portion of the proceeds of the sales by the selling shareholders, however, will be paid into an escrow for our benefit in accordance with the purchase agreement with Stone & Webster.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                    EARNINGS TO FIXED CHARGES PLUS DIVIDENDS

     The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated.

                                                                          YEAR ENDED AUGUST 31,
                                                    NINE MONTHS ENDED   -------------------------
                                                      MAY 31, 2000      1999   1998   1997   1996
                                                    -----------------   ----   ----   ----   ----
Ratio of earnings to fixed charges................        6.79          4.01   3.75   3.95   3.08
                                                          ----          ----   ----   ----   ----
Ratio of earnings to fixed charges plus
  dividends.......................................        6.79          4.01   3.75   3.95   3.08
                                                          ----          ----   ----   ----   ----

     For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges plus dividends:

     (1) earnings consist of income before provision for income taxes, earnings from unconsolidated entity and cumulative effect of change in accounting principle plus fixed charges (excluding capitalized interest) and

     (2) "fixed charges" consist of interest expense and amortization of debt discount and expense relating to indebtedness.

     There were no dividends paid or accrued during the periods presented above.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, our domestic subsidiaries, if our domestic subsidiaries are guarantors of the Debt Securities, and a U.S. banking institution (a "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series which are offered by a prospectus supplement will be described in the prospectus supplement.

     The Company primarily conducts its operations through subsidiaries. Unless the Debt Securities are guaranteed by the Company's subsidiaries as described below, the rights of the Company and its creditors, including holders of the Debt Securities to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary.

     We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture will be filed with the SEC via a Current Report on Form 8-K prior to our initial offering of Debt Securities under that Indenture and you should read the Indenture for provisions that may be important to you. In the summary below we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Subordinated Debt Securities will be convertible into our common stock as described under "-- Conversion of Subordinated Debt Securities."

     If specified in the prospectus supplement, our domestic subsidiaries (the "Subsidiary Guarantors") will unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis the Debt Securities as described under "-- Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

          (1) the title of the Debt Securities;

          (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

          (3) whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

          (4) any limit on the aggregate principal amount of the Debt
     Securities;

          (5) the dates on which the principal of the Debt Securities will be payable;

          (6) the interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

          (7) the places where payments on the Debt Securities will be payable;

          (8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

          (9) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

          (10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

          (11) whether the Debt Securities are defeasible;

          (12) any addition to or change in the Events of Default;

          (13) whether the Debt Securities that constitute Subordinated Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate ("the Conversion Price") and any adjustments thereto in addition to or different from those described in this prospectus, the conversion period and other conversion provisions in addition to or in lieu of those described in this prospectus;

          (14) any addition to or change in the covenants in the Indenture applicable to any of the Debt Securities; and

          (15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

     - the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

     - the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     - the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under "-- Defeasance and Covenant Defeasance."

CONVERSION OF SUBORDINATED DEBT SECURITIES

     The Subordinated Indenture may provide for a right of conversion of Subordinated Debt Securities into our common stock (or cash in lieu thereof). (Sections 301 and 1701 of the Subordinated Indenture). The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the prospectus supplement for such Debt Securities.

     The Holder of any convertible Subordinated Debt Securities will have the right exercisable at any time prior to the close of business on the second Business Day prior to their Stated Maturity, unless previously redeemed or otherwise purchased by us, to convert such Subordinated Debt Securities into shares of common stock at the Conversion Price set forth in the prospectus supplement, subject to adjustment. (Section 1702 of the Subordinated Indenture) The Holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in principal amount or any multiple thereof. (Section 1702 of the Subordinated Indenture)

     In certain events, the Conversion Price will be subject to adjustment as set forth in the Subordinated Indenture. Such events include:

          (a) any payment of a dividend (or other distribution) payable in common stock on any class of our Capital Stock,

          (b) any subdivision, combination or reclassification of common stock,

          (c) any issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for or purchase common stock at less than the then current market price (as determined in accordance with the Subordinated Indenture) of common stock; provided, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholders' rights plans, then the Conversion Price will not be adjusted until such triggering events occur,

          (d) any distribution to all holders of common stock of evidences of indebtedness, shares of our Capital Stock other than common stock, cash or other assets (including securities, but excluding those dividends and distributions referred to above for which an adjustment must be made and excluding regular dividends and distributions paid exclusively in cash),

          (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the third succeeding paragraph applies) to all holders of common stock in an aggregate amount that, combined together with (1) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by us or any of our Subsidiaries for common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of our company's market capitalization (defined as being the product of the then current market price of the common stock times the number of shares of common stock then outstanding) on the record date of such distribution, and

          (f) the completion of a tender or exchange offer made by us or any of our Subsidiaries for common stock that involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in a tender or exchange offer by us or any of our Subsidiaries for common stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of common stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of our market capitalization on the expiration of such tender offer.

No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted. We reserve the right to make such reductions in the Conversion Price in addition to those required in the preceding provisions as we consider to be advisable in order that any event treated for federal income tax purposes as a dividend of a stock or stock rights will not be taxable to the recipients. Should we elect to make such a reduction in the Conversion Price, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. (Section 1704 of the Subordinated Indenture)

     If we distribute rights or warrants (other than those referred to in (c) in the preceding paragraph) pro rata to holders of common stock, so long as any such rights or warrants have not expired or been redeemed by us, the Holder of any convertible Subordinated Debt Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows:

          (1) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and

          (2) if such conversion occurs after such Distribution Date, the number of rights or warrants to which a holder of the number of shares of common stock into which such Subordinated Debt Security was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

The Conversion Price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants. (Section 1704 of the Subordinated Indenture)

     Fractional shares of common stock will not be issued upon conversion, but, instead, we will pay a cash adjustment based on the then current market price for the common stock. (Section 1703 of the Subordinated Indenture) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the Interest Payment Date (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the Holder is to receive. (Sections 1704 and 1702 of the Subordinated Indenture)

     In the case of any reclassification of the Conversion Shares, consolidation or merger of our company with or into another Person or any merger of another Person with or into us (with certain exceptions), or in case of any transfer or other disposition of all or substantially all of our assets, each convertible Subordinated Debt Security then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, transfer or lease by a holder of the number of shares of common stock into which such Subordinated Debt Security was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares. (Section 1705 of the Subordinated Indenture)

SUBSIDIARY GUARANTEES

     If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

     Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

     In the case of Subordinated Debt Securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture. (Article Fourteen of the Subordinated Indenture)

     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each Subsidiary Guarantee will be a continuing guarantee and will:

          (1) remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable Debt Securities are defeased and discharged in accordance with the defeasance provisions of the Indentures) or (b) released as described in the following paragraph,

          (2) be binding upon each Subsidiary Guarantor and

          (3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

     In the event that a Subsidiary Guarantor ceases to be a Subsidiary, whether as a result of a disposition of all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor, by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Subsidiary Guarantor's ceasing to be a Subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the Indenture. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section
305)

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

          (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture,

          (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue certificated Debt Securities, or

          (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 205 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of ourself, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     All moneys paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment thereof. (Section 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

          (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures,

          (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and

          (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met. (Section 801)

EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

          (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

          (4) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets";

          (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

          (6) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary; and

          (7) in the case of Debt Securities guaranteed by any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary, the Subsidiary Guarantee of any such Guarantor or group of Guarantors is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary or any Person acting on behalf of Guarantor or group of Guarantors denies or disaffirms such Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture). (Section 501)

     If an Event of Default (other than an Event of Default described in clause
(6) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt

Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see "-- Modification and Waiver" below.

     Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series,

          (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and

          (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section
     507)

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security. (Section
508)

     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     Modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security,

          (2) reduce the principal amount of, or any premium or interest on, any Debt Security,

          (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof,

          (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

          (5) impair the right to institute suit for the enforcement of any payment on or any conversion right with respect to any Debt Security,

          (6) in the case of Subordinated Debt Securities, modify the subordination or conversion provisions in a manner adverse to the Holders of the Subordinated Debt Securities,

          (7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor,

          (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture,

          (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or

          (10) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture.(Section 1009) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

     The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date,

          (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date,

          (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and

          (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section
104)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1501)

     Defeasance and Discharge. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things,

          (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

          (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;

          (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

          (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

          (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1502 and 1504)

     Defeasance of Certain Covenants. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. (Sections 1503 and 1504)

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK

     As of August 22, 2000, our authorized capital stock was 55,000,000 shares. Those shares consisted of: (a) 5,000,000 shares of preferred stock, no par value, none of which were outstanding; and (b) 50,000,000 shares of common stock, no par value, of which 17,745,396 shares were outstanding. In addition, at August 22, 2000, 1,645,000 shares of common stock were reserved for issuance pursuant to our 1993 Employee Stock Option Plan and 50,000 shares of common stock were reserved for issuance under our 1996 Non-Employee Director Stock Option Plan. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and by-laws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

COMMON STOCK

     Cumulative voting is prohibited in the election of directors. Our common stock is not redeemable, does not have any conversion rights and is not subject to call by us. Holders of our common stock have no preemptive rights to maintain their respective percentage of ownership in future offerings or sales of stock by us. In addition to the voting rights described below, ownership of our common stock entitles holders to the right:

     - to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividends; and

     - in the event of our liquidation, dissolution or winding up, to share equally and ratably in the assets available for distribution after payment of all liabilities and subject to any prior rights of any holders of preferred stock then outstanding.

     The shares of our common stock presently outstanding are fully paid and non-assessable. Our common stock trades on the New York Stock Exchange under the symbol "SGR."

     Each outstanding share of common stock for which there has been no change in beneficial ownership during the four years preceding the record date will entitle its holder to five votes on each matter properly submitted to our shareholders for their vote, waiver, release or other action. Holders of shares that have changed beneficial ownership within the four-year period will be entitled to only one vote per share. A change in beneficial ownership of an outstanding share of common stock is deemed to have occurred whenever a change occurs in any person or persons who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise, has or shares any of the following:

     - voting power, which includes, without limitation, the right to vote or the power to direct the voting power of the share of common stock;

     - investment power, which includes, without limitation, the power to direct the sale or other disposition of the share of common stock;

     - the right to receive or to retain the proceeds of any sale or other disposition of the share of common stock; or

     - the right to receive or to retain any distributions, including, without limitation, cash dividends, in respect of the share of common stock.

     Applying the general rules set forth above, the following events or conditions are specifically deemed to involve a change in beneficial ownership of a share of common stock:

     - in the absence of proof to the contrary provided in accordance with procedures set forth below, an outstanding share of common stock is transferred of record into the name of any other person, or upon the issuance of shares in a public offering;

     - in the case of an outstanding share of common stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established according to the procedures set forth below that there has been no change in the person or persons who direct the exercise of the rights referred to in the preceding set of bullet points with respect to the outstanding share of common stock during the four years immediately preceding the record date;

     - in the case of an outstanding share of common stock held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any jurisdiction, there is a change in the beneficiary of the trust, the principal of the agent, the ward of the guardian, the minor for whom the custodian is acting or a change in the trustee, agent, guardian or custodian; or

     - in the case of outstanding shares of common stock beneficially owned by a person or group of persons, who, after acquiring, directly or indirectly, the beneficial ownership of five percent of the outstanding shares of common stock, fails to notify us of the person's or group's ownership within ten days after the acquisition.

     Contrary provisions in our articles of incorporation aside, no change in beneficial ownership of an outstanding share of common stock will be deemed to have occurred solely as a result of:

     - any transfer without valuable consideration, including, without limitation, transfers effected by:

      - bequest or inheritance;

      - operation of law upon the death of an individual; or

      - other transfers without valuable consideration, such as gifts made in good faith and not for the purpose of circumventing provisions of our articles of incorporation;

     - any changes in the beneficiary of a trust, or any distribution of an outstanding share of common stock from the trust, by reason of the birth, death, marriage or divorce of any natural person;

     - the adoption of any natural person prior to the age of 18;

     - the passage of a given period of time;

     - the attainment by any natural person of a specific age;

     - the creation or termination of any guardianship or custodial arrangement;

     - any appointment of a successor trustee, agent, guardian or custodian with respect to an outstanding share of common stock if neither the successor has nor its predecessor had the power to vote or to dispose of the share of common stock without further instructions from others;

     - any change in the person to whom dividends or other distributions in respect of an outstanding share of common stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order;

     - any issuance of a share of common stock by us or any transfer by us of a share of common stock held in treasury other than in a public offering of the share, unless otherwise determined by the board of directors at the time of authorizing the issuance or transfer;

     - any giving of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

     - any transfer, whether or not with consideration, among individuals related or formerly related by blood, marriage or adoption, defined as relatives, or between a relative and any person controlled by one or more relatives where the principal purpose for the transfer is to further the estate tax planning objectives of the transferor or of relatives of the transferor;

     - any appointment of a successor trustee as a result of the death of the predecessor trustee who was a natural person;

     - any appointment of a successor trustee who was specifically named in a trust instrument prior to the effective date of this offering; or

     - any appointment of a successor trustee as a result of the resignation, removal or failure to qualify of a predecessor trustee or as a result of mandatory retirement pursuant to the express terms of a trust instrument; provided, that less than 50% of the trustees administering any single trust will have changed, including in the percentage the appointment of the successor trustee, during the four-year period preceding the appointment of the successor trustee.

     All determinations concerning changes in beneficial ownership, or the absence of any change, are made by our board of directors or by a transfer agent for our common stock at our request. Written procedures designated to facilitate the determinations have been established and may be amended by our board of directors. These procedures should provide the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. We and any transfer agent will be entitled to rely on any information concerning beneficial ownership of the outstanding shares of our common stock coming to our attention from any source and in any manner reasonably deemed by us to be reliable. However, neither we nor any transfer agent will be charged with any other knowledge concerning the beneficial ownership of outstanding shares of our common stock.

     In the event of any stock split or stock dividend of our common stock, each share acquired by reason of the split or dividend will be deemed to have been beneficially owned by the same person from the acquisition date of the share from which it originated.

     Each outstanding share of our common stock, whether at any particular time the holder thereof is entitled to exercise five votes or one vote, shall be identical to all other shares of our common stock in all respects, and together the outstanding shares of common stock will constitute a single class of our shares.

PREFERRED STOCK

     The description of the terms of the preferred stock set forth below and to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to our articles of incorporation and the articles of amendment relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the articles of amendment as an exhibit or incorporate it by reference.

     Pursuant to our articles of incorporation, our board of directors may, by resolution and without further action or vote by our shareholders, provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series having such voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof, as the board of directors may determine. The prospectus supplement will specify any terms of any series of preferred stock offered by it including:

     - the series, the number of shares offered and the liquidation value of the preferred stock,

     - the price at which the preferred stock will be issued,

     - the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock,

     - the liquidation preference of the preferred stock,

     - whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund,

     - the extent to which holders of the shares of the preferred stock shall be entitled to vote,

     - whether the preferred stock is convertible into or exchangeable for any other securities, and the terms of any such conversion or exchange, and

     - any additional rights, preferences, qualifications, limitations or restrictions of the preferred stock.

     Holders of the shares of preferred stock will have no preemptive rights.

     Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of a new series of preferred stock may adversely affect the rights of the holders of our common stock. For example, unless otherwise provided in a prospectus supplement, any new series of preferred stock issued will rank prior to our common stock as to dividend rights, liquidation preference or both and may be convertible into shares of common stock. As a result, the issuance of shares of a new series of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock. Our board may issue preferred stock without shareholder approval and with voting or conversion rights that could adversely affect the voting power of holders of our common stock.

LOUISIANA FAIR PRICE AND CONTROL ACQUISITION STATUTES

     Under Louisiana law, the acquisition of voting power, which is called a "control share acquisition," of an "issuing public corporation" that results in the purchaser acquiring voting power in excess of 20%, 33% or 51% of the total voting power of the issuing public corporation requires approval of a majority of the voting power of the issuing public corporation and each class entitled to vote separately on the proposal, excluding the shares of the acquiring person, any officer of the issuing public corporation and any employee of the issuing public corporation who is also a director of the corporation. Shares acquired in a control share acquisition without such approval will have no voting rights and under certain circumstances may be subject to redemption by the corporation. The restrictions imposed under the law are applicable to all Louisiana corporations that fall within the definition of an "issuing public corporation," as we do, unless the issuing public corporation's articles of incorporation or by-laws contain a provision expressly disclaiming them, which ours do not. Therefore, these restrictions contained in Louisiana law apply to us.

     In addition, if particular elections were to be made by our board of directors under the Louisiana Business Corporation Law, unless specified price and procedural requirements were met, business combinations involving us and any holder of 20% or more of our outstanding voting stock could be required to be approved by at least:

     - 80% of the votes entitled to be cast by holders of the outstanding voting stock; and

     - two-thirds of the votes entitled to be cast by holders of our voting stock other than the voting stock of the 20% holder.

     This provision could be regarded as a deterrent to a takeover of us and could be applied selectively by our board of directors.

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

     Our articles of incorporation contain provisions that eliminate the personal liability of our directors and officers for:

     - monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - violations under Section 92(D) of the Louisiana Business Corporation Law, relating to unlawful distributions; or

     - any transaction from which the director or officer derived an improper personal benefit.

     Our articles of incorporation contain provisions requiring the indemnification of our directors and officers to the fullest extent permitted by
Section 83 of the Louisiana Business Corporation Law, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

CLASSIFIED BOARD OF DIRECTORS

     Our articles of incorporation provide that if the number of directors constituting our entire board of directors is increased to twelve or more members, then at the next meeting of our shareholders at which directors are to be elected, the board of directors will be divided into three classes, the members of which will serve staggered three-year terms. We believe that a classified board of directors could help to ensure the continuity and stability of our board and the business strategies and policies determined by them. The classified board provision, if implemented, could have the effect of making the removal of incumbent directors more time-consuming and could discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though an attempt might be beneficial to us and our shareholders.

ADVANCE NOTICE PROVISIONS FOR PARTICULAR SHAREHOLDER ACTIONS

     Our by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our board or a committee thereof, of candidates for election as directors. This is called the "nomination procedure" with respect to the election of directors, or with respect to other matters to be brought before an annual meeting of our shareholders, the "business procedure."

     The nomination procedure requires that a shareholder give prior written notice, in proper form, of a planned nomination for our board of directors to our secretary. The requirements as to the form and timing of that notice are specified in our by-laws. If the election inspectors determine that a person was not nominated in accordance with the nomination procedure, the person will not be eligible for election as a director.

     Although our by-laws do not give our board any power to approve or disapprove shareholder nominations for the election of directors or of any other business desired by shareholders to be conducted at an annual or any other meeting, our by-laws may:

     - have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed; and

     - may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of the solicitation or the attempt might be beneficial to us and our shareholders.

     Under the business procedure, a shareholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to our secretary. The requirements as to the form and timing of that notice are specified in our by-laws. If the chairman or other officer presiding at a meeting determines that an item of business was not properly brought before the meeting in accordance with the business procedure, then that item of business will not be conducted at the meeting.

SUPER MAJORITY PROVISIONS

     Our articles of incorporation contain provisions requiring the affirmative vote of the holders of at least 75% of the voting power of our capital stock to amend specific provisions of the articles, including provisions relating to the removal of directors.

     Our articles of incorporation require the approval of the holders of at least 75% of our outstanding shares of our common stock, not including shares held by a related person, to approve some business combinations and related transactions. The term "related person" includes any individual, corporation, partnership or other entity which owns beneficially, directly or indirectly, more than five percent of the outstanding shares of our common stock. The term "business combination" includes, among other things:

     - any merger or consolidation of us or a subsidiary of ours which constitutes more than 50% of our assets, other than a merger or consolidation which results in our voting securities outstanding immediately prior to the merger or consolidation continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity;

     - any sale, lease, exchange, transfer or other disposition of more than 50% of our assets;

     - any reclassification of our common stock; and

     - our liquidation or dissolution.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is First Union National Bank, Charlotte, North Carolina.

                               DEPOSITARY SHARES

GENERAL

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

DIVIDENDS AND OTHER DISTRIBUTIONS

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF BANK DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

     The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

     Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.

We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF BANK DEPOSITARY

     The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

     You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

          (1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

          (2) the date on which the right to exercise the warrants shall commence and the date on which such right shall expire (the "Expiration Date");

          (3) United States Federal income tax consequences applicable to the warrants;

          (4) the amount of the warrants outstanding as of the most recent practicable date; and

          (5) any other terms of the warrants.

     Warrants will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

     Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

                              SELLING SHAREHOLDERS

     Stone & Webster, Incorporated, a Debtor-in-Possession, is a Delaware corporation. Stone & Webster Group Limited and Stone & Webster Canada Limited are wholly-owned subsidiaries of Stone & Webster, Incorporated. Effective July 14, 2000, we completed the acquisition of substantially all the assets and assumption of certain liabilities of Stone & Webster, Incorporated and its subsidiaries for a total purchase price of approximately $38 million in cash and approximately 2,231,773 shares of our common stock. In order to induce Stone & Webster and its subsidiaries to enter into a purchase agreement with us for substantially all of such assets, we agreed to provide Stone & Webster and its subsidiaries certain registration rights.

     The following table sets forth information relating to the selling shareholders' beneficial ownership of shares of our common stock:

                                                                   SHARES OF
SELLING SHAREHOLDER                                            COMMON STOCK OWNED
-------------------                                            ------------------
Stone & Webster, Incorporated...............................       1,707,298
Stone & Webster Group Limited...............................         369,837
Stone & Webster Canada Limited..............................         154,638

     A portion of the proceeds of the sales by the selling shareholders will be paid into an escrow for our benefit in accordance with the purchase agreement with Stone & Webster.

     The prospectus supplement relating to any shares of common stock offered by the selling shareholder will set forth the number of shares of common stock being offered for the selling shareholder's account as well as the number of such shares and the percentage of the class, if greater than one percent, to be owned by the selling shareholder after completion of the offering.

     All expenses incurred with the registration of shares of common stock owned by the selling shareholder will be borne by us; provided that, we will not be obligated to pay any underwriting fees, discounts, or commissions in connection with such registration.

                              PLAN OF DISTRIBUTION

     Both the selling shareholder and we may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers,
(b) through agents or (c) directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

     - the terms of the offering

     - the names of any underwriters, dealers or agents

     - the name or names of any managing underwriter or underwriters

     - the purchase price of the securities from us

     - the net proceeds to us from the sale of the securities

     - any delayed delivery arrangements

     - any underwriting discounts, commissions and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     - any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we or the selling shareholder use dealers in the sale of securities, the selling shareholder and we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

                                 LEGAL MATTERS

     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. The validity of issuance of the offered securities and other matters arising under Louisiana law are being passed upon by Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Baton Rouge, Louisiana. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS


     The financial statements of The Shaw Group Inc. as of and for the year ended August 31, 1999 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.



     The financial statements included in and incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP and Hannis T. Bourgeois, LLP, independent public accountants, and are included in this prospectus in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports. The single jointly signed auditors' report is considered to be the equivalent of two separately signed auditors' reports. Thus each firm represents that it has complied with generally accepted auditing standards and is in a position that would justify being the only signatory of the report.



     The financial statements of Stone & Webster, Incorporated incorporated by reference in this prospectus from our report on Form 8-K dated September 13, 2000 have been audited by PriceWaterhouseCoopers, LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by The Shaw Group Inc. (sometimes referred to as the "Company" in this Part II of the Registration Statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Registration fee............................................   $131,984
Fees and expenses of accountants............................     75,000
Fees and expenses of legal counsel..........................    125,000
Fees and expenses of Trustee and counsel....................     15,000
Fees of rating agencies.....................................     75,000
Printing and engraving expenses.............................    125,000
Blue Sky fees and expenses (including counsel)..............      5,000
Miscellaneous...............................................     48,016
          Total.............................................   $600,000
                                                               ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 83 of the Louisiana Business Corporation Law or the LBCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

     Pursuant to Section 83 of the LBCL, the registrant has adopted provisions in its articles of incorporation which require the registrant to indemnify its directors and officers to the fullest extent permitted by the LBCL.

     The registrant has entered into indemnification agreements with its directors and certain of its officers which provide that the registrant will, if certain conditions are met and the director or officer acted in accordance with the applicable standards and subject to certain procedures and exceptions, indemnify the persons for claims, judgments and related expenses resulting from their service on behalf of the registrant and its affiliated entities in any pending, threatened or completed action, suit or proceeding, whether civil administrative or criminal, except where (1) the registrant is prohibited by law from providing such indemnification; (2) payment of the indemnification amounts has been made under an insurance policy; or (3) the director or officer gained a personal profit to which he or she was not legally entitled including profits arising from the violation of certain securities laws.

ITEM 16. EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:


        EXHIBIT
          NO.                                      EXHIBITS
        -------                                    --------
         **1.1           -- Underwriting Agreement (Debt Securities).
         **1.2           -- Underwriting Agreement (Common Stock).
         **1.3           -- Underwriting Agreement (Preferred Stock).
         **1.4           -- Underwriting Agreement (Warrants)
           2.1           -- Asset Purchase Agreement By and Among Stone & Webster,
                            Incorporated, certain Subsidiaries of Stone & Webster,
                            Incorporated and The Shaw Group Inc., dated as of July
                            14, 2000 (incorporated by reference to Exhibit 2.1 to the
                            Company's Current Report on Form 8-K as filed with the
                            SEC July 28, 2000.
           4.1           -- Restated Articles of Incorporation of the Company, dated
                            December 9, 1993 (incorporated by reference to Exhibit
                            3.1 to the Company's Annual Report on Form 10-K for the
                            fiscal year ended August 31, 1999).
           4.2           -- Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended August 31,
                            1999).
        ***4.3           -- Registration Rights Agreement by and between The Shaw
                            Group Inc., Stone & Webster, Incorporated and certain
                            subsidiaries of Stone & Webster, Incorporated, dated as
                            of July 14, 2000.
        ***4.4           -- Amendment No. 1 to the Registration Rights Agreement by
                            and between The Shaw Group Inc., Stone & Webster,
                            Incorporated and certain Subsidiaries of Stone & Webster,
                            Incorporated, dated as of August 18, 2000.
         **4.5           -- Senior Indenture.
         **4.6           -- Subordinated Indenture.
         **4.7           -- Form of Warrant Agreement.
         **4.8           -- Form of Securities.
         **4.9           -- Form of Depositary Agreement.
         **4.10          -- Form of Depositary Receipt.
         **5.1           -- Opinion of Vinson & Elkins L.L.P.
         **5.2           -- Opinion of Kantrow, Spaht, Weaver & Blitzer (A
                            Professional Law Corporation)
       ***12.1           -- Calculation of Ratio of Earnings to Fixed Charges.
         *23.1           -- Consent of Arthur Andersen LLP.
          23.2           -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1)
          23.3           -- Consent of Kantrow, Spaht, Weaver & Blitzer (A
                            Professional Law Corporation) (included in Exhibit 5.2)
         *23.4           -- Consent of PricewaterhouseCoopers, LLP.
         *23.5           -- Consent of Hannis T. Bourgeois, LLP.
       ***24.1           -- Powers of Attorney (included on the signature pages of
                            this Registration Statement).
        **25.1           -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Senior Indenture.
        **25.2           -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Subordinated Indenture.


---------------

*   Filed herewith.

**  To be filed by amendment or in a Current Report on Form 8-K.


*** Previously filed.

ITEM 17. UNDERTAKINGS.

     (a) Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Each registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 13th day of September, 2000.


                                            THE SHAW GROUP INC.


                                            By      /s/ ROBERT L. BELK

                                             -----------------------------------

                                                       Robert L. Belk


                                                  Executive Vice President,
                                                   Chief Financial Officer
                                                        and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2000.



                      SIGNATURE                                             TITLE
                      ---------                                             -----
                          *                             President, Chief Executive Officer and
-----------------------------------------------------     Director (Principal Executive Officer)
                 J. M. Bernhard, Jr.

                 /s/ ROBERT L. BELK                     Executive Vice President, Chief Financial
-----------------------------------------------------     Officer and Treasurer (Principal Financial
                   Robert L. Belk                         Officer and Principal Accounting Officer)

                          *                             Director
-----------------------------------------------------
                  Albert McAlister

                          *                             Director
-----------------------------------------------------
                   L. Lane Grigsby

                          *                             Director
-----------------------------------------------------
                   David W. Hoyle

                          *                             Director
-----------------------------------------------------
                John W. Sinders, Jr.

                          *                             Director
-----------------------------------------------------
                  William H. Grigg

               *By: /s/ ROBERT L. BELK
  ------------------------------------------------
                   Robert L. Belk
                 As Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 13th day of September, 2000.


                                            ACL PIPING, INC.
                                            ASSOCIATED VALVE, INC.
                                            B.F. SHAW, INC.
                                            C.B. P. ENGINEERING CORP.
                                            EAGLE INDUSTRIES, INC.
                                            FIELD SERVICES, INC.
                                            LONE STAR FABRICATORS, INC.
                                            NAPTECH PS CORPORATION
                                            PROSPECT INDUSTRIES (HOLDINGS) INC.
                                            SAON PROPERTIES, INC.
                                            SECORP, INC.
                                            SHAW ALLOY PIPING PRODUCTS, INC.
                                            SHAW CAPITAL, INC.
                                            SHAW CONNEX, INC.
                                            SHAW CONSTRUCTORS, INC.
                                            SHAW ENERGY SERVICES, INC.
                                            SHAW FABRICATORS, INC.
                                            SHAW FRONEK A/DE, INC.
                                            SHAW FRONEK COMPANY, INC.
                                            SHAW FRONEK FABRICATION, INC.
                                            SHAW FRONEK POWER SERVICES, INC.
                                            SHAW FVF, INC.
                                            SHAW GRP OF CALIFORNIA
                                            SHAW GLOBAL ENERGY SERVICES, INC.
                                            SHAW INDUSTRIAL SUPPLY CO., INC.
                                            SHAW INTERNATIONAL, INC.
                                            SHAW MAINTENANCE, INC.
                                            SHAW MANAGED SERVICES, INC.
                                            SHAW MANUFACTURING AND SERVICES,
                                            INC.
                                            SHAW NAPTECH, INC.
                                            SHAW PIPE SHIELDS, INC.
                                            SHAW PROCESS FABRICATORS, INC.
                                            SHAW POWER SERVICES, INC.
                                            SHAW PROCESS AND INDUSTRIAL
                                              GROUP, INC.
                                            SHAW SERVICES, INC.
                                            SHAW SUNLAND FABRICATORS, INC.
                                            SHAW WORD INDUSTRIES
                                              FABRICATORS, INC.
                                            STONE & WEBSTER
                                              INTERNATIONAL, INC.
                                            STONE & WEBSTER PURCHASING, INC.
                                            STONE & WEBSTER HOLDING ONE, INC.
                                            STONE & WEBSTER HOLDING TWO, INC.
                                            STONE & WEBSTER , INC.

                                            SWINC ACQUISITION FOUR, INC.
                                            WELDING TECHNOLOGY & SUPPLY, INC.
                                            WORLDWIDE INDUSTRIAL
                                              CONSTRUCTORS, INC.


                                            By:     /s/ ROBERT L. BELK

                                              ----------------------------------

                                                        Robert L. Belk


                                                        Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2000.



                      SIGNATURE                                             TITLE
                      ---------                                             -----

                          *                             Chief Executive Officer (Principal Executive
-----------------------------------------------------     Officer)
                 J.M. Bernhard, Jr.

                 /s/ ROBERT L. BELK                     Vice President and Director (Principal
-----------------------------------------------------     Financial and Accounting Officer)
                   Robert L. Belk

                          *                             Secretary and Director
-----------------------------------------------------
                   Gary P. Graphia

               *By: /s/ ROBERT L. BELK
  ------------------------------------------------
                   Robert L. Belk
                 As Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 13th day of September, 2000.


                                            IRM/NAPTECH JOINT VENTURE, L.L.C.

                                            By: SHAW NAPTECH, INC.
                                              NAPTECH PS CORPORATION
                                              As Members


                                            By:     /s/ ROBERT L. BELK

                                              ----------------------------------

                                                        Robert L. Belk


                                                        Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2000.



                      SIGNATURE                                             TITLE
                      ---------                                             -----

                          *                             Chief Executive Officer (Principal Executive
-----------------------------------------------------     Officer)
                 J.M. Bernhard, Jr.

                 /s/ ROBERT L. BELK                     Vice President and Director (Principal
-----------------------------------------------------     Financial and Accounting Officer)
                   Robert L. Belk

                          *                             Director
-----------------------------------------------------
                   Gary P. Graphia

               *By: /s/ ROBERT L. BELK
  ------------------------------------------------
                   Robert L. Belk
                 As Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 13th day of September, 2000.


                                            SWINC ACQUISITION FIVE, L.L.C.

                                            By: STONE & WEBSTER, INC.
                                              As Member


                                            By:     /s/ ROBERT L. BELK

                                              ----------------------------------

                                                        Robert L. Belk


                                                        Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2000.



                      SIGNATURE                                             TITLE
                      ---------                                             -----
                          *                             Chief Executive Officer (Principal Executive
-----------------------------------------------------     Officer)
                 J.M. Bernhard, Jr.

                 /s/ ROBERT L. BELK                     Vice President and Director (Principal
-----------------------------------------------------     Financial and Accounting Officer)
                   Robert L. Belk

                          *                             Director
-----------------------------------------------------
                   Gary P. Graphia

               *By: /s/ ROBERT L. BELK
  ------------------------------------------------
                   Robert L. Belk
                 As Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 13th day of September, 2000.


                                            SHAW JV HOLDINGS, INC.
                                            STONE & WEBSTER ASIA, INC.
                                            STONE & WEBSTER CONSTRUCTION, INC.


                                            By:     /s/ ROBERT L. BELK

                                              ----------------------------------

                                                        Robert L. Belk


                                                        Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2000.



                      SIGNATURE                                             TITLE
                      ---------                                             -----

                          *                             Chief Executive Officer (Principal Executive
-----------------------------------------------------   Officer)
                 J.M. Bernhard, Jr.

                 /s/ ROBERT L. BELK                     Vice President (Principal Financial and
-----------------------------------------------------   Accounting
                   Robert L. Belk                       Officer)

                          *                             Director
-----------------------------------------------------
                N. Andrew Dupuy, Jr.

                          *                             Director
-----------------------------------------------------
                   Richard F. Gill

               *By: /s/ ROBERT L. BELK
  ------------------------------------------------
                   Robert L. Belk
                 As Attorney-in-Fact

                               INDEX TO EXHIBITS



        EXHIBIT
          NO.                                      EXHIBITS
        -------                                    --------
         **1.1           -- Underwriting Agreement (Debt Securities).
         **1.2           -- Underwriting Agreement (Common Stock).
         **1.3           -- Underwriting Agreement (Preferred Stock).
         **1.4           -- Underwriting Agreement (Warrants)
           2.1           -- Asset Purchase Agreement By and Among Stone & Webster,
                            Incorporated, certain Subsidiaries of Stone & Webster,
                            Incorporated and The Shaw Group Inc., dated as of July
                            14, 2000 (incorporated by reference to Exhibit 2.1 to the
                            Company's Current Report on Form 8-K as filed with the
                            SEC July 28, 2000.
           4.1           -- Restated Articles of Incorporation of the Company, dated
                            December 9, 1993 (incorporated by reference to Exhibit
                            3.1 to the Company's Annual Report on Form 10-K for the
                            fiscal year ended August 31, 1999).
           4.2           -- Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended August 31,
                            1999).
        ***4.3           -- Registration Rights Agreement by and between The Shaw
                            Group Inc., Stone & Webster, Incorporated and certain
                            subsidiaries of Stone & Webster, Incorporated, dated as
                            of July 14, 2000.
        ***4.4           -- Amendment No. 1 to the Registration Rights Agreement by
                            and between The Shaw Group Inc., Stone & Webster,
                            Incorporated and certain Subsidiaries of Stone & Webster,
                            Incorporated, dated as of August 18, 2000.
         **4.5           -- Senior Indenture.
         **4.6           -- Subordinated Indenture.
         **4.7           -- Form of Warrant Agreement.
         **4.8           -- Form of Securities.
         **4.9           -- Form of Depositary Agreement.
         **4.10          -- Form of Depositary Receipt.
         **5.1           -- Opinion of Vinson & Elkins L.L.P.
         **5.2           -- Opinion of Kantrow, Spaht, Weaver & Blitzer (A
                            Professional Law Corporation)
       ***12.1           -- Calculation of Ratio of Earnings to Fixed Charges.
         *23.1           -- Consent of Arthur Andersen LLP.
          23.2           -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1)
          23.3           -- Consent of Kantrow, Spaht, Weaver & Blitzer (A
                            Professional Law Corporation) (included in Exhibit 5.2)
         *23.4           -- Consent of PricewaterhouseCoopers, LLP.
         *23.5           -- Consent of Hannis T. Bourgeois, LLP.
       ***24.1           -- Powers of Attorney (included on the signature pages of
                            this Registration Statement).
        **25.1           -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Senior Indenture.
        **25.2           -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the
                            Subordinated Indenture.


---------------

*   Filed herewith.

**  To be filed by amendment or in a Current Report on Form 8-K.


*** Previously filed.